                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 4, 1995

        __________________Electronic Associates, Inc.__________________

             (Exact name of registrant as specified in its charter)

        ___________________________New Jersey___________________________
                 (State or other jurisdiction of incorporation)

            1-4680                             21-0606484
   (Commission File Number)         (IRS Employer Identification No.)

_________185 Monmouth Parkway, West Long Branch, New Jersey 07764-9989_________
          (Address of principal executive offices, including zip code)

                        _________(908) 229-1100_________
                        (Registrant's telephone number)

  ___________________________________________________________________________
         (Former name or former address, if changed since last report.)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired.

     The audited balance sheets of Tanon Manufacturing, Inc. as of December 31, 1993 and December 31, 1992 and related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1992 and 1991, together with the unaudited balance sheet of Tanon Manufacturing, Inc. as of October 1, 1994 and related statements of operations, shareholders' equity and cash flows for the nine months ended October 1, 1994 and October 2, 1993, were attached as an exhibit to the report on Form 8-K previously filed with the Securities and Exchange Commission on January 19, 1995.

     (b) Pro forma financial information.

     The following Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1994, and the Unaudited Pro Forma Combined Condensed Statements of Operations for the twelve months ended December 31, 1993, and nine months ended September 30, 1994, give effect to the consummation of the business combination with Tanon contemplated by the Tanon Acquisition Agreement accounted for under the purchase method of accounting. The Unaudited Pro Forma Combined Condensed Financial Statements are based on the historical financial statements of the Company and Tanon under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

     The Unaudited Pro Forma Combined Condensed Balance Sheet assumes that the business combination with Tanon was consummated on September 30, 1994, and the Unaudited Pro Forma Combined Condensed Statements of Operations assume the business combination with Tanon was consummated on January 1, 1993.

     The Pro Forma adjustments are based on the Tanon Acquisition Agreement, which provides for Tanon stockholders to receive a .91033 share of Common Stock of the Company for each share of Tanon Common Stock. Such exchange ratio was used in developing the pro forma combined financial statements based on 1,690,000 shares of Tanon Common Stock outstanding at September 30, 1994. For purposes of developing the Unaudited Pro Forma Combined Condensed Balance Sheet, the book values of Tanon's assets have been adjusted to estimated fair value, identified intangible assets have been established at estimated fair value and the excess purchase price has been assigned to goodwill. While the Company's management does not expect any material adjustments to this assignment, the determination of the final assignment to goodwill is subject to appraisals, evaluations and other studies of the fair value of Tanon's assets and liabilities, including intangible assets, which are currently in process as of the date of this report.

     In December 1994, in contemplation of the Tanon acquisition, the Company committed to a formal plan to close its Southwest operations in Tucson, Arizona and Nogales, Mexico. The Company also decided to substantially consolidate its administrative facilities, currently located in West Long Branch, New Jersey, into Fremont, California. In connection with these decisions the Company expects to record a restructuring charge of between $2,000,000 and $2,500,000 in the fourth quarter of 1994. This charge is not reflected in the accompanying Unaudited Pro Forma Combined Condensed Statements of Operations. Also, excluded from the Unaudited Pro Forma Combined Condensed Statements of Operations are any benefits which may result from the business combination with Tanon due to synergies that may be derived and the elimination of duplicate efforts.

     The Unaudited Pro Forma Combined Condensed Financial Statements may not be indicative of the results that actually would have occurred if the business combination with Tanon had been in effect on the dates indicated or which may be obtained in the future. The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical financial statements and accompanying notes for the Company and Tanon.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1994
                                 (IN THOUSANDS)

                                                                    HISTORICAL
                                                               --------------------   PRO FORMA    PRO FORMA
                                                                  EAI      TANON     ADJUSTMENTS   COMBINED
                                                               ---------  ---------  -----------  -----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................................  $   2,688  $     699                $   3,387
  Accounts receivable - trade................................      6,769      8,186                   14,955
  Notes receivable...........................................      1,160         --      (1,000)(a)      160
  Inventory..................................................      5,055      4,626                    9,681
  Net assets of discontinued operations......................        322         --                      322
  Prepaid expenses and other assets..........................        377        633                    1,010
  Income taxes receivable....................................                   101                      101
                                                               ---------  ---------  -----------  -----------
  TOTAL CURRENT ASSETS.......................................     16,371     14,245      (1,000)      29,616
                                                               ---------  ---------  -----------  -----------
  Equipment and leasehold improvements - net.................      3,125      2,286          66(b)     5,477
  Goodwill and other intangible assets - net.................        639                 12,127(b)    12,766
  Other assets...............................................        304         90                      394
  Deferred income taxes......................................                   144        (144)(b)        0
  Long-term receivable from sale of discontinued
     operations..............................................        558                                 558
                                                               ---------  ---------  -----------  -----------
                                                               $  20,997  $  16,765   $  11,049    $  48,811
                                                               ---------  ---------  -----------  -----------
                                                               ---------  ---------  -----------  -----------
LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
  Bank debt & current portion of long-term liabilities.......  $   6,037      7,031      (1,000)(a)   12,068
     Accounts payable - Trade................................      4,578      6,583                   11,161
     Accrued expenses........................................      1,074        773       1,000 (b)    2,847
                                                               ---------  ---------  -----------  -----------
  TOTAL CURRENT LIABILITIES..................................     11,689     14,387           0       26,076
LONG-TERM LIABILITIES:
  Long-term debt and capitalized leases......................        755        950                    1,705
  Other long-term liabilities................................      2,382        577                    2,959
                                                               ---------  ---------  -----------  -----------
     TOTAL LONG TERM DEBT....................................      3,137      1,527           0        4,664
                                                               ---------  ---------  -----------  -----------
COMMITMENTS AND CONTINGENCIES................................         --         --          --           --
SHAREHOLDERS EQUITY
  Common stock...............................................     15,128         42      11,858 (c)    27,028
  Retained earnings (deficit)................................     (8,482)       809        (809)(c)    (8,482)
                                                               ---------  ---------  -----------  -----------
                                                                   6,646        851      11,049       18,546
Less common stock in treasury, at cost.......................       (475)         0                     (475)
                                                               ---------  ---------  -----------  -----------
     TOTAL SHAREHOLDERS' EQUITY..............................      6,171        851      11,049       18,071
                                                               ---------  ---------  -----------  -----------
                                                               $  20,997  $  16,765   $  11,049    $  48,811
                                                               ---------  ---------  -----------  -----------
                                                               ---------  ---------  -----------  -----------

See Accompanying Notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       HISTORICAL
                                                                  --------------------    PRO FORMA     PRO FORMA
                                                                     EAI       TANON     ADJUSTMENTS    COMBINED
                                                                  ---------  ---------  -------------  -----------
Sales...........................................................  $  26,024  $  39,451    $      --     $  65,475
Cost and Expenses
  Cost of Sales.................................................     24,344     35,867           13(a)     60,224
  Selling, general and administrative...........................      7,000      2,653          809(b)     10,462
  Nonrecurring (expenses) income................................       (454)       815           --           361
  Other expenses, net...........................................        482        408           --           890
                                                                  ---------  ---------  -------------  -----------
     Total Costs and Expenses...................................     31,372     39,743          822        71,937
                                                                  ---------  ---------  -------------  -----------
Loss from Continuing Operations before Income Tax (benefit).....     (5,348)      (292)        (822)       (6,462)
  Income Tax (benefit)..........................................       (684)       (70)          --          (754)
                                                                  ---------  ---------  -------------  -----------
Loss from Continuing Operations.................................     (4,664)      (222)        (822)       (5,708)
Income from Discontinued Operations.............................      1,327         --           --         1,327
                                                                  ---------  ---------  -------------  -----------
  Net Loss......................................................  $  (3,337) $    (222)   $    (822)    $  (4,381)
                                                                  ---------  ---------  -------------  -----------
                                                                  ---------  ---------  -------------  -----------
Earnings/(Loss) Per Share of Common Stock.......................  $   (1.26)        --           --     $   (1.05)(c)
Weighted Average Number of Common Stock Outstanding.............      2,647         --           --         4,185 (c)

 See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of
                                  Operations.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       HISTORICAL
                                                                  --------------------    PRO FORMA     PRO FORMA
                                                                     EAI       TANON     ADJUSTMENTS    COMBINED
                                                                  ---------  ---------  -------------  -----------
Sales...........................................................  $  22,491  $  35,774    $      --     $  58,265
Cost and Expenses
  Cost of Sales.................................................     19,715     33,902           10(a)     53,627
  Selling, general and administrative...........................      3,204      1,978          607(b)      5,789
  Other expenses, net...........................................        440        485           --           925
                                                                  ---------  ---------  -------------  -----------
     Total Costs and Expenses...................................     23,359     36,365          617        60,341
                                                                  ---------  ---------  -------------  -----------
  Net Loss......................................................  $    (868) $    (591)   $    (617)    $  (2,076)
                                                                  ---------  ---------  -------------  -----------
                                                                  ---------  ---------  -------------  -----------
Earnings/(Loss) Per Share of Common Stock.......................  $    (.20)        --           --     $    (.35)(c)
Weighted Average Number of Common Stock Outstanding.............      4,390         --           --         5,928 (c)

 See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of
                                  Operations.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

     The Unaudited Pro Forma Combined Condensed Balance Sheet was prepared to reflect the business combination between the Company and Tanon pursuant to the Tanon Acquisition Agreement, accounted for under the purchase method of accounting as of September 30, 1994.

     The following is a summary of pro forma adjustments reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet:

     a) Represents the elimination of the $1,000,000 Note due to the Company from Tanon.

     b) The business combination with Tanon will be accounted for by the Company using the purchase method of accounting and, therefore, a preliminary allocation of the purchase price to the Company's assets and liabilities to reflect their estimated fair values has been made, with the remainder allocated to excess of purchase price over net assets acquired. Pro forma adjustments are based upon currently available information, including a preliminary estimate of the fair value of certain assets and a preliminary estimate of certain liabilities. The excess of purchase price over net assets acquired (goodwill) has been determined as follows:

Purchase Price:
  Estimated value of shares of
  Common Stock of the Company
  exchanged for 100% of the
  outstanding shares of Tanon
  Common Stock (1) .................................................................     $10,500,000
  Conversion of options to acquire
  shares of Tanon Common Stock into
  options to acquire shares of Common
  Stock of the Company (2) .........................................................       1,400,000
  Estimated fees, expenses and other accruals (3)...................................       1,000,000
                                                                                      --------------
  Subtotal..........................................................................     $12,900,000
Less:
  Historical Stockholders' Equity of Tanon at
  September 30, 1994................................................................         851,000
  Adjustment to acquired assets and liabilities to reflect estimated fair values
  Customer Relationships (4)........................................................       1,740,000
  Equipment (5).....................................................................          66,000
  Deferred Income Taxes (6).........................................................       (144,000)
                                                                                      --------------
  Excess of purchase price over net assets acquired.................................     $10,387,000
                                                                                      --------------
                                                                                      --------------

     (1) Represents the issuance of 1,538,462 shares of Common Stock of the Company at an appraised value of $6.82 per share to acquire 100% of the outstanding shares of Tanon Common Stock at the conversion rate of a .91033 share of Common Stock of the Company for each share of Tanon Common Stock. The appraised value was developed by applying an estimated discount factor to the $8.50 per share market value of the Common Stock of the Company at the effective time of the business combination based on the lack of liquidity associated with the unregistered shares of Common Stock of the Company issued to the former Tanon shareholders.

         Approximately 610,000 of the shares of Common Stock of the Company issued have been discounted by 35% from the $8.50 market value, as no effort will be made by the Company's management to register these shares. The remaining 928,000 shares of Common Stock of the Company have been discounted by 10% from the $8.50 market value as the Company's management has agreed to use its best efforts to register these shares.

     (2) Represents additional consideration from the exchange of outstanding options to acquire shares of Tanon Common Stock for options to acquire shares of Common Stock of the Company based on options to acquire 221,389 shares of Tanon Common Stock outstanding at September 30, 1994 at an average exercise price of $.95 per share. The additional consideration reflects the exchange of an option to purchase a .91033 share of Common Stock of the Company for each Tanon option and a corresponding increase in the average exercise price to $1.05 versus a market value of $8.50 per share of Common Stock of the Company. The number of option shares determined based upon the conversion rate has been reduced by 8% in order to provide for the estimated cancellation of options before they vest resulting from normal employee turnover.

     (3) Represents an estimate of expenses related to the acquisition, including legal fees, accounting fees, due diligence costs and other accruals.

     (4) Represents the estimated value of the existing customers with whom Tanon has significant relationships.

     (5) Represents the adjustment to Tanon's fixed assets acquired to reflect estimated fair value.

     (6) Represents the establishment of a valuation allowance against Tanon's deferred tax assets because of its uncertain realization in the Company's consolidated federal tax return.

     c) Represents the elimination of Tanon's historical stockholders' equity and the estimated value of shares of the Company's Common Stock and options to acquire shares of the Company's Common Stock exchanged for shares of Common Stock of Tanon and options to acquire shares of Common Stock of Tanon.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

     The Unaudited Pro Forma Combined Condensed Statements of Operations have been prepared to reflect the business combination between the Company and Tanon pursuant to the Tanon Acquisition Agreement as if the business combination occurred January 1, 1993 and was accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired (goodwill) is being amortized on a straight-line basis over a 20-year period. Included in goodwill is a component of the purchase price associated with Tanon's research and development activities conducted prior to the date of the business combination. Management is currently evaluating whether such acquired research and development is economically viable and whether it has an alternative future use.

     To the extent that such research and development has no alternative future use, it will be expensed immediately. Further, management is assessing the estimated fair value and estimated economic lives of other acquired intangibles. To the extent such intangibles are identified, amortization expense based on their estimated useful life will be reflected in the Company's future consolidated statements of operations.

     The following is a summary of pro forma adjustments reflected in the Unaudited Pro Forma Combined Condensed Statements of Operations:

     a) Represents the increase in depreciation resulting from the adjustment to Tanon's fixed assets to reflect estimated fair value.

     b) Represents amortization of estimated goodwill of $10,387,000 over a period of 20 years and amortization of the estimated value of customer relationships of $1,740,000 over a period of 6 years.

     c) Pro forma combined earnings per share amounts as presented in the accompanying unaudited Pro Forma Combined Condensed Statements of Operations are based on the combined weighted average number of shares of Common Stock of the Company outstanding for each period presented, adjusted to reflect the additional 1,538,462 shares of Common Stock of the Company to be issued to Tanon shareholders at the conversion rate of a .91033 share of Common Stock of the Company for each share of Tanon Common Stock.

(c) Exhibits.

EXHIBIT NO.                                                DESCRIPTION
- - --------------  --------------------------------------------------------------------------------------------------
       2*        Agreement and Plan of Reorganization by and among Electronic Associates, Inc., Tanon
                Manufacturing, Inc., EAI Acquisition Corp. and Joseph R. Spalliero, dated December 12, 1994.
      99*        The audited financial statements of Tanon Manufacturing, Inc. as of December 31, 1993 and December
                31, 1992 and for the years ended December 31, 1993, 1992 and 1991, together with the unaudited financial statements of Tanon Manufacturing, Inc. as of October 1, 1994 and for the nine months ended October 1, 1994 and October 2, 1993.

- - ------------------
* previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                          ELECTRONIC ASSOCIATES, INC.
                                          Registrant

                                          By: /s/__Jonathan R. Wolter___________
                                          JONATHAN R. WOLTER
                                          Treasurer and Vice President, Finance
                                          (Principal Financial and Accounting
                                          Officer)

Date: March 17, 1995

                                 EXHIBIT INDEX

 EXHIBIT NO.    DESCRIPTION                                                                               PAGE NO.
- - --------------  ----------------------------------------------------------------------------------------  --------
       2*       Agreement and Plan of Reorganization by and among Electronic Associates, Inc., Tanon
                Manufacturing, Inc., EAI Acquisition Corp. and Joseph R. Spalliero, dated December 12,
                1994.
      99*       The audited financial statements of Tanon Manufacturing, Inc. as of December 31, 1993
                and December 31, 1992 and for the years ended December 31, 1993, 1992 and 1991, together with the unaudited financial statements of Tanon Manufacturing, Inc. as of October 1,
                1994 and for the nine months ended October 1, 1994 and October 2, 1993.

- - ------------------
* previously filed.